EXHIBIT 99.1

Hayes Lemmerz Reports Second Quarter 2004 Results

Northville, MI (September 8, 2004) — Hayes Lemmerz International, Inc. (NASDAQ: HAYZ) reported that sales for the fiscal second quarter, ended July 31, 2004, rose 4% to $523.7 million compared with $502.8 million a year earlier. Sales for the six months ended July 31, 2004 were $1,117.8 million compared to $1,018.1 million a year earlier, an increase of 10%.

The Company reported a net loss of $10.0 million, or 26 cents a share, for the second fiscal quarter ended July 31, 2004. For the fiscal first half of 2004, the Company reported a net loss of $12.7 million, or 34 cents a share.

For the second fiscal quarter of 2004, earnings from operations excluding fresh start accounting adjustments and reorganization items was $9.5 million, compared with $20.4 million a year earlier. Increased volumes and favorable exchange rates abroad were offset by lower OEM production requirements in North America, lower unit pricing globally, and increased steel and iron prices. For the six months ended July 31, 2004, earnings from operations with those exclusions amounted to $35.7 million, compared with $34.8 million a year earlier.

The Company reported a cash balance of $49.1 million as of July 31, 2004 and there were no borrowings under its $100 million revolving credit facility.

“I am encouraged by our continuing progress in making Hayes Lemmerz more cost-efficient and customer-focused in our operations,” said Curtis Clawson, Chairman, President, and CEO. “Given the challenges faced by our industry, including sharply higher steel costs and soft new vehicle sales, we did well in the second quarter. For the first half of 2004, we slightly increased earnings from operations excluding fresh start accounting adjustments and reorganization items.”

Mr. Clawson cautioned that Hayes Lemmerz will continue to face high materials costs, and also the impacts of new global competitors, especially in China. “Our industry remains under intense pricing pressure from competitors, and from our major customers. Fortunately, our intense focus on reduction in production costs, facility improvements, and increased productivity is allowing us to respond effectively to those pressures,” Mr. Clawson said.

The 2004 fiscal second quarter results included $0.9 million of restructuring charges, primarily arising from severance and related closure costs of the Howell, Michigan, manufacturing plant as part of management’s ongoing rationalization efforts.

Results for the first half of 2004 also include a $12.2 million loss on early extinguishment of debt. During the first quarter, Hayes Lemmerz sold 7.7 million shares of its common stock in a primary offering, and used a portion of the $117.0 million net proceeds to extinguish $87.5 million of its New Senior Notes and to prepay $16.0 million of its New Term Loan.

Hayes Lemmerz will host a telephone conference call to discuss the Company’s fiscal year 2004 second quarter financial results today at 9:30 a.m. (ET). To participate by phone, please dial 10 minutes prior to the call: (800) 399-3882 from the United States and Canada (706) 634-4552 from outside the United States. Callers should ask to be connected to the Hayes Lemmerz earnings conference call, Conference ID#9644838. The conference call will be accompanied by a slide presentation, which can be accessed that morning through the Company’s web site, in the Investor Kit presentations section at http:// www.hayes-lemmerz.com/investor_kit/html/presentations.html.

A replay of the call will be available from 12:00 Noon (ET), September 8, 2004 until 11:59 p.m. (ET), September 15, 2004, by calling (800) 642-1687 (within the United States and Canada) or (706) 645-9291 (for international calls). Please refer to Conference ID#9644838. An audio replay of the call is expected to be available on the Company’s website beginning 48 hours after completion of the call.

Hayes Lemmerz International, Inc. is a leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 43 facilities and one joint venture in 14 countries and approximately 11,000 employees worldwide.

More information about Hayes Lemmerz International, Inc. is available at our website which is www.hayes-lemmerz.com.

This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.

Press:	Marika P. Diamond	734.737.5162
Investor:	Gary Findling	734.737.5102

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	Successor		Predecessor
	Three Months	Two Months	One Month
	Ended	Ended	Ended
	July 31,	July 31,	May 31,
	2004	2003	2003
Net sales	$523.7	$328.3	$174.5
Cost of goods sold	474.4	298.9	147.8

Gross profit	49.3	29.4	26.7
Marketing, general and administration	39.9	24.9	7.7
Asset impairments and other restructuring charges	0.9	—	2.3
Other (income) expense, net	(1.0)	2.1	(1.3)
Reorganization items	—	—	31.9
Fresh start accounting adjustments	—	—	(63.1)

Earnings from operations	9.5	2.4	49.2
Interest expense, net	12.4	8.1	5.8
Other non-operating expense	—	0.1	—

Earnings (loss) before taxes on income, minority interest and extraordinary gain on debt discharge	(2.9)	(5.8)	43.4
Income tax provision	5.6	2.6	54.4
Minority interest	1.5	0.8	0.2
Extraordinary gain on debt discharge, net of tax $0	—	—	1,076.7

Net income (loss)	$(10.0)	$(9.2)	$1,065.5

Basic and diluted net loss per share	$(0.26)	$(0.31)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	Successor		Predecessor
	Six Months	Two Months	Four Months
	Ended	Ended	Ended
	July 31,	July 31,	May 31,
	2004	2003	2003
Net sales	$1,117.8	$328.3	$689.8
Cost of goods sold	994.4	298.9	611.3

Gross profit	123.4	29.4	78.5
Marketing, general and administration	83.8	24.9	41.6
Asset impairments and other restructuring charges	3.3	—	6.4
Other (income) expense, net	0.6	2.1	(1.9)
Reorganization items	—	—	45.0
Fresh start accounting adjustments	—	—	(63.1)

Earnings from operations	35.7	2.4	50.5
Interest expense, net	21.6	8.1	22.7
Other non-operating (income) expense	(0.1)	0.1	—
Loss on early extinguishment of debt	12.2	—	—

Earnings (loss) before taxes on income, minority interest, extraordinary gain on debt discharge	2.0	(5.8)	27.8
Income tax provision	10.6	2.6	60.3
Minority interest	4.1	0.8	1.2
Extraordinary gain on debt discharge, net of tax $0	—	—	1,076.7

Net income (loss)	$(12.7)	$(9.2)	$1,043.0

Basic and diluted net loss per share	$(0.34)	$(0.31)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	July 31,	January 31,
	2004	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$49.1	$48.5
Receivables	325.0	325.5
Inventories	204.1	189.3
Prepaid expenses and other	21.3	29.0

Total current assets	599.5	592.3
Property, plant and equipment, net	966.4	966.5
Goodwill	407.2	416.2
Intangible assets, net	225.2	237.2
Other assets	51.6	85.5

Total assets	$2,249.9	$2,297.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and other notes	$4.0	$14.2
Current portion of long-term debt	10.1	11.3
Accounts payable and accrued liabilities	362.1	355.5

Total current liabilities	376.2	381.0
Long-term debt, net of current portion	641.2	752.4
Pension and other long-term liabilities	517.7	526.5
Series A Warrants and Series B Warrants	3.0	8.2
Redeemable preferred stock of subsidiary	10.9	10.5
Minority interest	25.9	23.2
Commitments and contingencies
Total stockholders’ equity	675.0	595.9

Total liabilities and stockholders’ equity	$2,249.9	$2,297.7

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Successor		Predecessor
	Six Months	Two Months	Four Months
	Ended	Ended	Ended
	July 31,	July 31,	May 31,
	2004	2003	2003
Cash provided by operating activities	$79.6	$44.4	$31.1

Cash flows from investing activities:
Purchase of property, plant, equipment and tooling	(68.0)	(19.5)	(26.3)
Purchase of equipment previously leased	—	—	(23.6)
Proceeds from sale of assets	1.7	—	0.8

Cash used for investing activities	(66.3)	(19.5)	(49.1)
Cash flows from financing activities:
Change in borrowings under DIP Facility	—	—	(49.9)
Changes in bank borrowings and credit facility	2.9	(65.0)	(9.8)
Repayment of notes payable issued in connection with purchases of businesses	(13.1)	—	(2.0)
Repayment of long term debt	(5.5)	—	—
Net proceeds from issuance of common stock	117.0	—	—
Proceeds from (redemption of) New Senior Notes, net of discount and related fees	(96.7)	—	242.8
Proceeds from (redemption of) New Term Loan, net of related fees	(16.0)	—	436.1
Prepetition Lenders’ Payment amount	—	—	(477.3)
Payment to holders of Old Senior Notes	—	—	(13.0)

Cash provided by (used for) financing activities	(11.4)	(65.0)	126.9
Effect of exchange rate changes on cash and cash equivalents	(1.3)	1.6	4.1

Increase (decrease) in cash and cash equivalents	0.6	(38.5)	113.0
Cash and cash equivalents at beginning of period	48.5	179.1	66.1

Cash and cash equivalents at end of period	$49.1	$140.6	$179.1